AGREEMENT

AGREEMENT dated December 23, 2002 between Capex Investments Limited, a corporation incorporated under the laws of the Republic of Mauritius, hereinafter referred to as the "Seller", and Keystone Mines Limited, a Nevada corporation hereinafter referred to as the "Buyer".

This Agreement sets forth the terms and conditions upon which the Seller is conveying to the Buyer certain equipment as set forth in "Exhibit A" attached hereto in exchange for: 1) a Promissory Note of Five Hundred Thousand dollars (US$500,000) bearing no interest payable in full on January 30, 2003 (hereinafter the "Note"); 2) Two Hundred and Fifty Thousand (250,000) "restricted" shares of common stock of the Buyer, $0.00001 par value per share, which will represent 19.8 % of the issued and outstanding shares of capital stock of Buyer (hereinafter the "Shares") after Closing; and, 3) a convertible debenture (hereinafter the "Debenture") of Two Million dollars (US$2,000,000) maturing on January 15, 2007 and carrying a coupon of 2.5% payable at the option of Buyer in "restricted" shares of common stock of the Buyer, the said Debenture being convertible at anytime at the option of the Seller in "restricted" common stock of Buyer at a discount of 15% to the market price of the common stock of Buyer.

In addition to the foregoing, Buyer shall assume, up to a maximum amount of Forty Thousand dollars (US$40,000), the amounts disbursed from December 1, 2002 up to the closing by the Seller to maintain the on-going operating costs related to the C-Chip technology (hereinafter "C-Chip"). The above amount shall be calculated and paid on January 15,2003.

In consideration of the mutual covenants, conditions and warranties contained herein, the parties hereby agree as follows:

I.   SALES OF THE ASSETS.

1.01   Assets being Sold. Subject to the terms and conditions of this Agreement, the Seller is selling, assigning, and delivering the Assets to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, claims, or encumbrances of whatsoever nature, other than as described in Section 3.11 of this Agreement.

1.02   Consideration. At the Closing, the Buyer will pay the Seller for the transfer of all of their right, title and interest in and to certain equipment more particularly described in Exhibit A, free and clear of all encumbrances for: 1) a Promissory Note of Five Hundred Thousand dollars (US$500,000) bearing no interest payable in full on January 30, 2003 (hereinafter the "Note"); 2) Two Hundred and Fifty Thousand (250,000) "restricted" shares of common stock of the Buyer, $0.00001 par value per share, which will represent 19.8 % of the issued and outstanding shares of capital stock of Buyer (hereinafter the "Shares") after Closing; and, 3) a convertible debenture (hereinafter the "Debenture") of Two Million dollars (US$2,000,000) maturing on January 15, 2007 and carrying a coupon of 2.5% payable at the option of Buyer in "restricted" shares of common stock of the Buyer, the said Debenture being convertible at anytime at the option of the Seller in "restricted" common stock of Buyer at a discount of 15% to the market price of the common stock of Buyer.

1.03   Closing. The Closing of the transactions contemplated by this Agreement will take place prior to December 23, 2002, by exchange of documents.

II.   RELATED MATTERS.

2.01   Resignation. At the Closing, or as agreed upon by the parties, all of the current directors and officers of Seller, shall deliver their resignations and will be replaced by Mr. Robert Clarke, Mr. John Fraser and Ms. Cherry Lee.

2.03   Return of Shares of Common Stock. Prior to Closing, Capinvest LLC will return Five Million (5,000,000) "restricted" shares of common stock to the Buyer and the Buyer will cause the same to cancelled by it.

III.   REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

3.01 Organization, Capitalization, etc.

(a)   Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state.

(b)   The authorized capital stock of Buyer consists of 100,000,000 shares of common stock, $0.00001 par value per share, 6,011,198 of which are validly issued and outstanding, fully paid and nonassessable. There are no other securities other than as disclosed in Buyer's most recent Form 10-KSB as filed with the Securities and Exchange Commission. The Buyer has the unqualified right to sell, issue, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. The Buyer acknowledges that the Shares being acquired from the Seller are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act"). (c)   Buyer has the corporate power and authority to carry on its business as presently conducted.

3.02   No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of Buyer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

3.03   Financial Statement. The Buyer has delivered its audited balance sheet as at June 30, 2002, audited by Williams & Webster, CPAs, and unaudited financial statements for the period ending September 30, 2002, reviewed by Williams & Webster, CPAs, all as filed with the Securities and Exchange Commission. That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of Buyer as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.04   Tax Returns. Buyer has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of Buyer's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against Buyer.

3.05   Title to Properties; Encumbrances. Buyer has title to all of its properties and assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in its Form 10-KSB for the period ending June 30, 2002 and its Form 10-QSB for the period ending September 30, 2002.

3.06   Undisclosed Liabilities. Except to the extent reflected or reserved against in its June 30, 2002 and September 30, 2002, balance sheet, Seller as of that date and as of the date hereof, has no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due. Further, the Buyer does not know or have any reasonable grounds to know of any basis for the assertion against Buyer of any liability or obligation, as of June 30, 2002 and September 30, 2002, of any nature or in any amount not fully reflected or reserved against in the June 30, 2002 and September 30, 2002 balance sheets.

3.07   Absence of Certain Changes. Other than as disclosed in its most recent Form 10-KSB for the period ending June 30, 2002 and Form 10-QSB for the period ending September 30, 2002, Buyer has not:

(a)   Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)   Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)   Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in its June 30, 2002 and September 30, 2002 balance sheet or liabilities incurred since June 30, 2002 and September 30, 2002 other than the ordinary course of business and consistent with past practices;

(d)   Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)   Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended June 30, 2002;

(f)   Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)   Made any capital expenditures or commitments in excess of $10,000 for additions to property, plant or equipment;

(h)   Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)   Made any material change in any method of accounting or accounting practice.

3.08   Litigation. There are no actions, proceedings, or investigations pending or, to the knowledge of Buyer, threatened against Buyer, and Buyer does not know or have any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of Buyer that may materially and adversely affect such business, assets or prospects.

3.09   Disclosure. The Buyer has disclosed to the Seller all facts material to the assets, prospects, and business of it. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Seller pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of Buyer with proper information as to Buyer and its affairs.

3.10   SEC Filings.Buyer has filed all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC"). The Seller acknowledges receipt of copies of all filings made with the SEC and further acknowledges that all reports have been filed. In the event any amendments must be filed to said reports as a result of this Agreement and issuance of Shares by the Buyer to the Seller, the Seller agrees to assume and pay all costs and expenses incurred in connection therewith, including but not limited to legal and accounting fees, and file the same.

3.11   Legend. The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act (the "Acts"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or the Company receives an opinion of counsel for the holder of these securities (concurred on by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of such Acts.

3.12   Holding Period. If the Shares represented by these Certificates have been held for a period of at least one (1) years and if Rule 144 of the Act is applicable (there being no representations by Buyer that Rule 144 is applicable), then the Seller may make sales of the Shares only under the terms and conditions prescribed by Rule 144 of the Act.

IV. REPRESENTATIONS AND WARRANTIES BY THE SELLER.

The Seller hereby represents and warrants as follows:

4.01   Organization, etc. The Seller is a Corporation from the Republic of Mauritius

4.02   Authority. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized and approved by Seller.

4.03   No Violation.Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation or default under any term or provision of the certificate of incorporation or bylaws of the Seller, or of any contact, commitment, indenture, or other agreement or restriction of any kind or character to which the Seller is a party or by which the Seller is bound.

4.04   Representations Regarding the Acquisition of the Shares.

(a)   The undersigned Seller understands that the SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES;

(b)   The Seller is not an underwriter and is acquiring the Buyer's Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

(c)   The Seller understands the speculative nature and risks of investments associated with Buyer and confirms that the Shares are suitable and consistent with its investment program and that its financial position enables it to bear the risks of this investment; and that there may not be any public market for the Shares subscribed for herein;

(d)   The Shares issued for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of Buyer and the prior opinion of counsel for Buyer that such disposition will not violate federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, gibing, and any form of conveying, whether voluntary or not;

(e)   To the extent that any federal, and/or state securities laws shall require, the Seller hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets;

(f)   Buyer is under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of Buyer or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Seller herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available;

(g)   The Seller has had the opportunity to ask questions of the Buyer and has received additional information from Buyer to the extent that Buyer possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in Buyer. Further, the Buyer has delivered to Seller and Seller acknowledges receipt of the following: (1) All material books and records of Buyer; (2) all material contracts and documents relating to the proposed transactions; (3) all filings made with the SEC; (4) all financial statements of the Buyer; and, (5) an opportunity to question the Buyer and the appropriate executive officers;

(h)   The Seller has satisfied the suitability standards imposed by the law of the Republic of Mauritius. The Shares being issued from the Buyer have not been registered under federal or state laws. The Seller acknowledges that the Buyer may not have complied with the laws of the Republic of Mauritius in seeking an exemption from the transactions contemplated by this Agreement. Accordingly, the Seller waives any and all rights, claims or causes of action they may have against the Buyer under the laws of the Republic of Mauritius as a result of the Buyer's failure to comply with applicable securities laws in the Republic of Mauritius.

4.05   Title to Equipment. Seller warrants that it is the sole owner and holds title to the property set forth in Exhibit A and the property is free and clear of any and all claims, security interests and encumbrances of third parties. In the event that anyone claims title to or any interest in said equipment, Seller agrees to defend any action or claim so instituted by such third parties at its own expense.

4.06   Business Plan. Prior to Closing, Seller will furnish Buyer with a detailed business plan reflecting its plan of operation for Buyer.

V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01   Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

5.02   Indemnification. The parties agree to indemnify each other and hold each other harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the non-breaching party or any subsidiary of the non-breaching party resulting from a breach of any agreement, representation, or warranty of the breaching party. Assertion by the non-breaching party of its right to indemnification under this Section 5.02 shall not preclude the assertion by the non-breaching party of any other rights or the seeking of any other remedies against the breaching party, it being acknowledged that each party has all remedies available under applicable law.

VI. MISCELLANEOUS.

6.01   Expenses. All fees and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement shall be borne by the Seller and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

6.02   Further Assurances. From time to time, at a party's request and without further consideration, the other party, will execute and transfer such documents and will take such action as the party may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03   Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04   Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05   Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06   Governing Law.This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Nevada without regard to its conflict-of-laws rules and venue of any action brought under this Agreement will be in any state or federal court located in the state of Nevada.

6.07   Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Seller:        Capex Investments Limited

Attn: Claude Pellerin, Attorney at Law, 460, Saint-Gabriel, 4th floor,
Montreal, Quebec, Canada, H2Y 2Z9

If to the Buyer:        Keystone Mines Limited

1040 West Virginia Street
Suite 1160
Vancouver, B.C, V6E 4H1

Attn: Mr. Muzylowski

6.08   Effect. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.09   Time. Time is expressly made the essence of this Agreement.

6.10   Counterparts.This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller and the Buyer, on the date first above written.

BUYER:
KEYSTONE MINES LIMITED

BY: Mr. Mike Muzylowski
/s/ Mike Muzylowski
Title: President

SELLER:
CAPEX INVESTMENTS LIMITED

BY: Mr. Robert Clarke
/s/ Robert Clarke
Title: President